EXHIBIT 1

                    CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-43595) of Tandem Computers Incorporated of our report dated June 15, 1999, relating to the financial statements of the Tandem Computers Incorporated 401(k) Investment Plan, which appears in this Form 11-K.

By:/s/ PRICEWATERHOUSECOOPERS LLP
   ------------------------------
   PRICEWATERHOUSECOOPERS  LLP
   San Jose, California
   June 29, 1999